TearLab Corporation Reports Fourth Quarter and Full Year 2017 Financial Results

SAN DIEGO, March 2, 2018 — TearLab Corporation (OTCQB:TEAR) (TSX: TLB) (“TearLab” or the “Company”) today reported its consolidated financial results for the fourth quarter and twelve months ended December 31, 2017. All dollar amounts are expressed in U.S. currency and results are reported in accordance with United States generally accepted accounting principles except where noted otherwise.

Recent Highlights

-	Grew quarterly revenue sequentially to $6.9 million, a $0.4 million increase compared to the third quarter of 2017
-	Reduced full year loss from operations by 26% compared to 2016, from $16.0 million to $11.8 million
-	Expanded the U.S. active device base to 4,623 TearLab Osmolarity Systems
-	Submitted a 510(k) application to the U.S. Food and Drug Administration (FDA) for potential clearance of the Tearlab Discovery™ Platform and received notice of acceptance from the FDA
-	Raised $3 million in gross proceeds through a registered direct offering of 6,818,182 units for corporate and capital expenses
-	Received approval from the Agência Nacional de Vigilância Sanitária (ANVISA) in Brazil to market the TearLab Osmolarity System
-	Launched a new business model with the goal of reducing costs, maintaining current customers and annuity revenue base and focusing resources on the development and generation of clinical data for its next generation platform
-	Cash position of $7.3 million as of December 31, 2017

For the three months ended December 31, 2017, TearLab’s net revenues were $6.9 million, down 3% from $7.1 million for the same period in 2016. A net total of 166 TearLab Osmolarity® Systems were added in the fourth quarter of 2017, of which 77 were under the Company’s Flex program and 45 were purchased outside of the United States.

The following table sets out the estimated annualized revenue per U.S. device and account analysis for the fourth quarter ended December 31, 2017:

			Annualized	Annualized
	Active	Active	Revenue	Revenue
Program	Devices	Accounts	Per Device	Per Account
Purchased	902	794	$2,932	$3,331
Masters	1,694	211	$3,095	$24,846
Flex	2,027	763	$8,025	$21,319
Total	4,623	1,768

The Company’s reported net loss for the 2017 fourth quarter was approximately $4.0 million, or ($0.63) basic loss per share, compared to a reported net loss of approximately $4.3 million, or ($0.81) basic loss per share in the fourth quarter of 2016. The Company’s reported net loss was negatively impacted by a non-cash charge of $0.5 million in the fourth quarter of 2017 related to both impairment of existing reader devices included in fixed assets and obsolete equipment based on the Company’s new business model and revised forecast of readers expected to be sold or placed in the future.

“We were pleased to see sequential revenue growth in the fourth quarter of 2017 despite the implementation of our lower resource commercial model late in the quarter, which speaks to the health of our current customer and revenue base.” said Seph Jensen, TearLab’s Chief Executive Officer. “In addition, we were very pleased to have submitted the 510(k) package for clearance in the U.S of our TearLab Discovery™ System and are looking forward to working with the FDA to complete the review process. The Discovery Platform is critical to our success moving forward, and we took a number of other steps to position us to achieve clearance of the new platform, including the completion of a $3 million financing to support our operations and regulatory expenses as well as an amendment to our loan agreement with CRG to lower the minimum revenue levels in our debt covenants from 2017 forward, which we believe demonstrates their confidence in our technology platform. Our team remains determined to execute on our primary strategic initiatives while carefully managing expenses.”

About TearLab Corporation

TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively and quantitatively testing for disease markers in tears at the point-of-care. The TearLab Osmolarity Test, for diagnosing Dry Eye Disease, is the first assay developed for the award-winning TearLab Osmolarity System. TearLab Corporation’s common shares trade on the OTCQB Market under the symbol ‘TEAR’ and on the Toronto Stock Exchange under the symbol ‘TLB’.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, the ability to achieve FDA clearance and the potential success in developing and commercializing the TearLab Discovery™ System and the TearLab Osmolarity System, the success in Brazil of commercializing the TearLab Osmolarity System, the future success of our new commercial model including the ability to lower costs, maintain our current customers and revenue levels and provide the needed resources to complete the development and generate meaningful clinical data of the TearLab Discovery™ System , the ability for the capital we raised to allow us to meet our business objectives and comply with our debt covenants and the ability to raise any future capital that may be needed to achieve our goals and objectives. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Many factors, risks and uncertainties may cause our actual results to differ materially from forward-looking statements, including the factors, risks, and uncertainties detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 10, 2017, and our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on November 13, 2017 and our Form 10-K for year ended December 31, 2017 which we expect to file with SEC on or about March 2, 2018. We do not undertake to update any forward-looking statements except as required by law.

CONTACT: Investor Contact:

The Ruth Group
Lee Roth
Tel: 646-536-7012
lroth@theruthgroup.com

TearLab Corp.

Condensed Consolidated Statements of Operations

(Expressed in U.S. Dollars (000’s) except for number of shares and net loss per share)

(Unaudited)

	Three months
	ended December 31,
	2017	2016
Revenue
Product sales	$6,288	$6,416
Reader equipment rentals	593	705
Total revenue	6,881	7,121
Cost of goods sold
Cost of goods sold (excluding amortization of intangible assets)	2,741	2,619
Cost of goods sold - reader equipment depreciation	793	495
Gross profit	3,347	4,007
Operating expenses
Sales and marketing	3,036	3,287
Clinical, regulatory and research & development	1,119	2,347
General and administrative	2,017	1,566
Amortization of intangible assets	-	100
Total operating expenses	6,172	7,300
Loss from operations	(2,825)	(3,293)
Other income (expense)	(1,141)	(1,047)
Net loss and comprehensive loss	$(3,966)	$(4,340)
Weighted average shares outstanding	6,303,589	5,360,199
Net loss per share	$(0.63)	$(0.81)

TearLab Corp.

Condensed Consolidated Statements of Operations

(Expressed in U.S. Dollars (000’s) except for number of shares and net loss per share)

	Years
	ended December 31,
	2017(a)	2016
Revenue
Product sales	$24,237	$23,809
Reader equipment rentals	2,882	4,205
Total revenue	27,119	28,014
Cost of goods sold
Cost of goods sold (excluding amortization of intangible assets)	10,993	10,188
Cost of goods sold - reader equipment depreciation	2,121	2,130
Gross profit	14,005	15,696
Operating expenses
Sales and marketing	12,330	14,397
Clinical, regulatory and research & development	4,691	5,152
General and administrative	8,772	11,057
Amortization of intangible assets	-	1,066
Total operating expenses	25,793	31,672
Loss from operations	(11,788)	(15,976)
Other income (expense)	(4,313)	(3,944)
Net loss and comprehensive loss	$(16,101)	$(19,920)
Weighted average shares outstanding	5,789,714	4,647,983
Net loss per share	$(2.78)	$(4.29)

(a)	Information as of, and for the year ended December 31, 2017 will be included in the Company’s form 10-K which we anticipate filing on, or about March 2, 2018.

TearLab Corp.

Consolidated Balance Sheets

(Expressed in U.S. Dollars (000’s)

	December 31,	December 31,
	2017(a)	2016
ASSETS
Current assets
Cash	$7,272	$15,471
Accounts receivable, net	1,536	2,279
Inventory	1,998	3,193
Prepaid expenses and other current assets	690	1,226
Total current assets	11,496	22,169

Fixed assets, net	2,739	4,178
Intangible assets, net	10	60
Other non-current assets	100	220
Total assets	$14,345	$26,627

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,720	$1,858
Accrued liabilities	2,859	3,958
Deferred Rent	42	83
Total current liabilities	4,621	5,899

Long-term debt	28,290	26,449

Total liabilities	32,911	32,348

Stockholders’ equity (deficit)
Capital stock
Preferred Stock, $0.001 par value, 10,000,000 authorized, 2,012 and 2,764 issued and outstanding at December 31, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.001 par value, 40,000,000 and 9,500,000 authorized, 7,786,998 and 5,359,671 issued and outstanding at December 31, 2017 and December 31, 2016, respectively	8	5
Additional paid-in capital	510,235	506,982
Accumulated deficit	(528,809)	(512,708)
Total stockholders’ equity (deficit)	(18,566)	(5,721)
Total liabilities and stockholders’ equity	$14,345	$26,627

(a)	Information as of, and for the year ended December 31, 2017 will be included in the Company’s form 10-K which we anticipate filing on, or about March 2, 2018.